================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                               OWOSSO CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         PENNSYLVANIA                                         23-2756709
  (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                        Identification  Number)

            The Triad Building, 2200 Renaissance Boulevard, Suite 150
                       King of Prussia, Pennsylvania 19406
                                 (610) 275-4500
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                          1998 LONG-TERM INCENTIVE PLAN
                             1994 STOCK OPTION PLAN
                            (Full title of the plans)

                              George B. Lemmon, Jr.
            The Triad Building, 2200 Renaissance Boulevard, Suite 150
                       King of Prussia, Pennsylvania 19406
                                 (610) 275-4500
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

 Title of shares      Amount to be        Proposed maximum            Proposed maximum            Amount of
to be registered       registered   offering price per share(1)  aggregate offering price(1)  registration fee
----------------------------------------------------------------------------------------------------------------
Common Stock            500 shares            $  5.8800                 $     2,940
($.01 par value)     50,000 shares            $  5.9400                 $   297,000
                     50,500 shares            $  6.1250                 $   309,313
                      7,500 shares            $  7.5000                 $    56,250
                     10,000 shares            $  7.6300                 $    76,300
                     86,000 shares            $  7.7500                 $   666,500
                    200,000 shares            $  7.9375                 $ 1,587,500
                     15,000 shares            $  8.0000                 $   120,000
                     90,000 shares            $  8.8800                 $   799,200
                     10,000 shares             $11.3800                 $   113,800
                    144,340 shares             $12.0000                 $ 1,732,080

                    336,160 shares            $  6.8750                 $ 2,311,100
----------------------------------------------------------------------------------------------------------------
Total             1,000,000 shares                                      $ 8,071,983                  $2,382
================================================================================================================


(1) Estimated solely for the purposes of calculating the registration fee on the basis of and in accordance with Rule 457(h), (i) the option exercise price with respect to outstanding options to purchase 663,840 shares and (ii) the average of the high and low prices per share of the registrant's Common Stock on the Nasdaq National Market on June 1, 1998 with respect to the remaining 336,160 shares subject to future grant under the Plans.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents which have been filed by Owosso Corporation ("registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

                  (a) the Company's Annual Report on Form 10-K for the year
                      ended October 26, 1997;

                  (b) the Company's Quarterly Report on Form 10-Q for the
                      quarter ended January 25, 1998;

                  (c) the Company's Current Report on Form 8-K dated March 31,
                      1998;

                  (d) the Company's Current Report on Form 8-K dated April 8,
                      1998;

                  (e) the Company's Current Report on Form 8-K dated April 26,
                      1998; and

                  (f) the description of the Common Stock contained in the
                      Company's Registration Statement on Form 8-A filed with the Commission on September 28, 1994, including any amendments or reports filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  The Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the Exchange Act.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Sections 1741-1750 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") and the Company's By-Laws provide for indemnification of the Company's directors and officers and certain other persons.

                  Under Sections 1741-1750 of the BCL, directors and officers of the Company may be indemnified by the Company against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as a representative of the Company, or by reason of the fact that such director or officer serves or served as a representative of another entity at the Company's request, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company.

                  The Company's Bylaws provide that the Company shall indemnify, to the fullest extent authorized by the Pennsylvania Business Corporation Law of 1988, any person who is or was a director or officer of the Company or who is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, and that the Company may indemnify, by action of the Board of Directors of the Company, any person who is or was an employee or agent of the Company or who is or was serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, in the event of personal liability or expenses incurred by them as a result of certain litigation against them, including claims, actions, suits or proceedings involving an alleged violation of the Securities Act.

                  The Company's Articles of Incorporation also limit the personal liability of the Company's directors for monetary damages for any action taken, or any failure to take action, unless such director has breached or failed to perform such director's fiduciary duty and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, or unless such liability is imposed pursuant to a criminal statute or for the payment of taxes pursuant to local, state or federal law.

                  The directors and officers of the Company are covered by insurance indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacities.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed.

                  No restricted securities are being reoffered or resold pursuant to this Registration Statement.

Item 8.           Exhibits.

Exhibit No.       Description
-----------       -----------

     4.1          1998 Long-Term Incentive Plan

*    4.2          1994 Stock Option Plan (Exhibit 10.1 to the Company's Annual
                  Report on Form 10-K for the year ended October 30, 1994).

      5           Opinion of Pepper Hamilton LLP

    23.1          Consent of Deloitte & Touche, LLP (See "Independent Auditors'
                   Consent" at page 7)

    23.2          Consent of Pepper Hamilton LLP (Included in Exhibit 5)

    24            Power of Attorney (See Signature Page at page 8)

-----------------
*  Incorporated by reference.


Item 9.           Undertakings

                  The undersigned registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Owosso Corporation on Form S-8 of our report dated December 11, 1997, appearing in the Annual Report on Form 10-K of Owosso Corporation for the year ended October 26, 1997.



DELOITTE & TOUCHE LLP



Philadelphia, Pennsylvania
June 2, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on May 20, 1998.

                                OWOSSO CORPORATION


                                By: /s/ George B. Lemmon, Jr.
                                    ------------------------------------
                                George B. Lemmon, Jr., Chief Executive
                                Officer, the principal executive officer


                                By: /s/ John H. Wert, Jr.
                                    ----------------------------------------
                                John H. Wert, Jr., Senior Vice President -
                                Finance and Chief Financial Officer, the
                                principal financial officer and the principal accounting officer



                                POWER OF ATTORNEY
                                -----------------


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George B. Lemmon, Jr. and John H. Wert, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date:  May 20, 1998                 /s/ George B. Lemmon, Jr.
                                    -----------------------------------------
                                    George B. Lemmon, Jr., President, Chief
                                    Executive Officer, and Director


Date:  May 20, 1998                 /s/ John H. Wert, Jr.
                                    -----------------------------------------
                                    John H. Wert, Jr., Senior Vice President -
                                    Finance and Chief Financial Officer


Date:  May 20, 1998                 /s/ John R. Reese
                                    -----------------------------------------
                                    John R. Reese, Chairman of the Board and
                                    Director


Date:  May 20, 1998                 /s/ Ellen D. Harvey
                                    -----------------------------------------
                                    Ellen D. Harvey, Director


Date:  May 20, 1998                 /s/ Harry E. Hill
                                    -----------------------------------------
                                    Harry E. Hill, Director


Date:  May 20, 1998                 /s/ Lowell P. Huntsinger
                                    -----------------------------------------
                                    Lowell P. Huntsinger, Director


Date:  May 20, 1998                 /s/ Eugene P. Lynch
                                    -----------------------------------------
                                    Eugene P. Lynch, Director


Date:  May 20, 1998                 /s/ James A. Ounsworth
                                    -----------------------------------------
                                    James A. Ounsworth, Director

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.       Description
-----------       -----------

       4.1        1998 Long-Term Incentive Plan

       5          Opinion of Pepper Hamilton LLP

     23.1 Consent of Deloitte & Touche, LLP (See "Independent Auditors' Consent" at page 7)

     23.2         Consent of Pepper Hamilton LLP
                  (Included in Exhibit 5)

     24           Power of Attorney (See Signature Page at page 8)